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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 15, 2005 in the Registration Statement (Form S-1) and related Prospectus of NxStage Medical, Inc. for the registration of shares of its common stock.


/s/ Ernst & Young LLP


Boston, Massachusetts
July 15, 2005